CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






We consent to the use of our report dated September 11, 1995 on the financial statement referred to therein and to the reference to our firm under the caption "Independent Auditors" in this Post-Effective Amendment to the Registration Statement on Form N-1A of The Kansas Insured Intermediate Fund series of Ranson Managed Portfolios filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 33-36324) and in this Amendment to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6153).




                                        ALLEN, GIBBS & HOULIK, L.C.



Wichita, Kansas
November 27, 1995